EXHIBIT 99.1

ICU Medical, Inc. Reports Third Quarter 2009 Results

       Nine-Month 2009 Operating Cash Flow Totaled $38.5 Million

                The Company Raises FY 2009 EPS Guidance

SAN CLEMENTE Calif., Oct. 19, 2009 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced results for the third quarter and nine months ended September 30, 2009.

Third quarter 2009 revenue was $54.0 million, compared to $54.7 million in the same period last year. Net income for the third quarter of 2009 was $6.3 million, or $0.42 per diluted share, compared to net income of $7.6 million, or $0.52 per diluted share, for the third quarter of 2008. The Company experienced a more favorable tax rate in the third quarter of 2009, which added approximately $0.08 to its earnings per share for the quarter.

For the nine months ended September 30, 2009, revenue increased 9.3% to $161.7 million, compared to revenue of $148.0 million in the same period last year. For the nine months ended September 30, 2009, the Company earned $19.1 million, or $1.27 per diluted share, compared to net income of $15.3 million, or $1.06 per diluted share, for the nine months ended September 30, 2008.

Scott Lamb, ICU Medical's Chief Financial Officer, said, "We are pleased with our financial performance during the third quarter and the initial results from our critical care acquisition that we closed on August 31, 2009. The third quarter was marked by solid profitability and strong cash flow and our top-line performance was driven by double-digit improvements in Non Critical Care Custom Sets and new products. International revenue was up 53% while sales from domestic distributors and direct sales posted an increase of 98%."

"The transition of recently acquired critical care operations is in-line with our expectations and we believe by controlling all aspects of this line, we will regain market share for this product line and return it to stronger growth over time," continued Mr. Lamb. "With industry leading partnerships in place, we are positioned to capitalize on worldwide market opportunities for all of our products. Additionally, our positive cash flow enables us to finance our immediate growth initiatives, such as sales force expansion and further improvements in manufacturing efficiencies."

The Company ended the third quarter with a very strong balance sheet. As of September 30, 2009, cash, cash equivalents and investment securities totaled $123.4 million and working capital was $187.2 million. Additionally, the Company achieved operating cash flow of $38.5 million for the first nine months of 2009.

Fiscal Year 2009 Guidance

For the full fiscal year of 2009, management is narrowing its previously announced revenue guidance to the range of $223 million to $228 million and maintaining gross margin guidance in the range of 46-47%. In addition, the Company is increasing its diluted earnings per share for full year 2009 to a range of $1.74 - $1.79, compared to the previously announced $1.62 - $1.71 per diluted share. Diluted earnings per share guidance include an additional $0.08 related to a more favorable tax rate of approximately 22% in the third quarter of 2009. The Company expects its tax rate to be approximately 33% for the full year of 2009.

Conference Call

The Company will be conducting a conference call concerning its third quarter results today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at 866-543-6411, passcode 27695770 or by replay at 888-286-8010, passcode 11079716. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of the call.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "will," "expect," "believe," "could," "would," "estimate," "continue," "build," "expand" or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding the Company's ability to control all aspects of its critical care operations, the ability to regain market share and a return to stronger growth, the ability to capitalize on worldwide market opportunities for all of the Company's products, investment in strategic initiatives, sales force expansion to take advantage of certain opportunities, and improvement of efficiencies. In addition, forward-looking statements also include the statements under the heading "Fiscal Year 2009 Guidance." These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: growing demand for our products, investments in strategic growth, continued growth and improving efficiencies. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Form 10-K for the year ended December 31, 2008 and 10-Q for the quarter ended June 30, 2009. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

                 ICU Medical, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
            (Amounts in thousands, except per share data)

                                               Sept. 30,     Dec. 31,
                                                 2009         2008
                                               ---------    ---------
                                              (unaudited)       (1)
 ASSETS
 CURRENT ASSETS:
  Cash and cash equivalents                    $  53,259    $  55,696
  Investment securities                           70,126       56,093
                                               ---------    ---------
   Cash, cash equivalents and investment
    securities                                   123,385      111,789
  Accounts receivable, net of allowance for
   doubtful accounts of $304 at September 30,
   2009 and $320 at December 31, 2008             32,447       38,423
  Inventories                                     44,942       17,930
  Prepaid income taxes                               838        4,544
  Prepaid expenses and other current assets        6,196        3,471
  Deferred income taxes - current portion          2,877        3,231
                                               ---------    ---------
   Total current assets                          210,685      179,388
                                               ---------    ---------

 PROPERTY AND EQUIPMENT, net                      74,486       69,897
 PROPERTY HELD FOR SALE                              940          940
 RESTRICTED CASH                                     532        6,014
 INVESTMENT SECURITIES - non-current portion          --       11,350
 GOODWILL                                          1,478           --
 INTANGIBLE ASSETS, net                           17,263       10,780
 DEFERRED INCOME TAXES - non-current portion       3,855        3,855
 INCOME TAXES RECEIVABLE - non-current portion     1,210        1,210
                                               ---------    ---------
                                               $ 310,449    $ 283,434
                                               =========    =========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
  Accounts payable                             $   9,706    $   7,879
  Accrued liabilities                             11,887       14,081
  Deferred revenue                                 1,923           --
                                               ---------    ---------
   Total current liabilities                      23,516       21,960
                                               ---------    ---------

 COMMITMENTS AND CONTINGENCIES                        --           --
 DEFERRED INCOME TAXES - non-current portion       5,383        4,007
 INCOME TAXES PAYABLE - non-current portion        4,663        4,436

 STOCKHOLDERS' EQUITY:
  Convertible preferred stock, $1.00 par value
   Authorized-500 shares; issued and
   outstanding- none                                  --           --
  Common stock, $0.10 par value - Authorized
   -80,000 shares; Issued 14,809 shares at
   September 30, 2009 and 14,784 shares at
   December 31, 2008, outstanding 14,809
   shares at September 30, 2009 and 14,731
   shares at December 31, 2008                     1,481        1,478
  Additional paid-in capital                      53,495       50,970
  Treasury stock, at cost - 0 and 53 shares at
   September 30, 2009 and December 31, 2008           --       (1,623)
  Retained earnings                              220,431      201,304
  Accumulated other comprehensive income           1,480          902
                                               ---------    ---------
   Total stockholders' equity                    276,887      253,031
                                               ---------    ---------
                                               $ 310,449    $ 283,434
                                               =========    =========

 (1) December 31, 2008 balances were derived from audited
     consolidated financial statements.

                           ICU Medical, Inc. and Subsidiaries
                      Condensed Consolidated Statements of Income
                     (Amounts in thousands, except per share data)
                                     (unaudited)

                             Three months ended     Nine months ended
                                September 30,         September 30,
                            --------------------  --------------------
                              2009       2008       2009       2008
                            ---------  ---------  ---------  ---------

 REVENUES:
  Net sales                 $  53,830  $  54,374  $ 161,307  $ 146,427
  Other                           135        361        392      1,554
                            ---------  ---------  ---------  ---------
 TOTAL REVENUE                 53,965     54,735    161,699    147,981

 COST OF GOODS SOLD            28,916     29,788     84,295     84,459
                            ---------  ---------  ---------  ---------

      Gross profit             25,049     24,947     77,404     63,522
                            ---------  ---------  ---------  ---------
 OPERATING EXPENSES:
  Selling, general and
   administrative              16,751     13,571     48,366     40,364
  Research and development        661        857      2,016      4,328
                            ---------  ---------  ---------  ---------
   Total operating
    expenses, net              17,412     14,428     50,382     44,692
                            ---------  ---------  ---------  ---------

   Income from operations       7,637     10,519     27,022     18,830

 OTHER INCOME                     419        994      1,042      3,689
                            ---------  ---------  ---------  ---------

   Income before income
    taxes                       8,056     11,513     28,064     22,519

 PROVISION FOR INCOME TAXES    (1,732)    (3,868)    (8,937)    (7,204)
                            ---------  ---------  ---------  ---------

 NET INCOME                 $   6,324  $   7,645  $  19,127  $  15,315
                            =========  =========  =========  =========

 NET INCOME PER SHARE
   Basic                    $    0.43  $    0.53  $    1.29  $    1.09
   Diluted                  $    0.42  $    0.52  $    1.27  $    1.06

 WEIGHTED AVERAGE NUMBER OF
  SHARES
   Basic                       14,796     14,327     14,771     14,016
   Diluted                     15,146     14,685     15,033     14,481

                       ICU Medical, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Cash Flows
                           (Amounts in thousands)
                                 (unaudited)

                                                  Nine months ended
                                                    September 30,
                                                 -------------------
                                                   2009       2008
                                                 --------   --------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                      $ 19,127   $ 15,315
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization                    11,280     10,714
  Provision for doubtful accounts                     (25)      (297)
  Stock compensation                                1,963      1,357
  Cash provided (used) by changes in operating
   assets and liabilities, net of assets
   acquired
   Accounts receivable                              6,502     (6,125)
   Inventories                                     (1,754)       301
   Prepaid expenses and other assets               (2,425)      (631)
   Accounts payable                                 1,655       (836)
   Accrued liabilities                             (3,240)     1,698
   Deferred revenue                                 1,923         --
   Prepaid and deferred income taxes                3,517       (162)
                                                 --------   --------
  Net cash provided by operating activities        38,523     21,334
                                                 --------   --------

 CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment             (10,164)    (9,685)
  Asset purchase                                  (30,533)        --
  Business acquisition, net of cash acquired       (5,662)        --
  Change in restricted cash                         5,497         --
  Proceeds from finance loan repayments                --         60
  Purchases of investment securities              (88,237)   (42,064)
  Proceeds from sale of investment securities      85,554     73,543
                                                 --------   --------
  Net cash provided (used) by investing
   activities                                     (43,545)    21,854
                                                 --------   --------

 CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from exercise of stock options           1,352      5,035
  Proceeds from employee stock purchase plan        1,271      1,373
  Tax benefits from exercise of stock options          88      4,293
  Purchase of treasury stock                         (560)        --
                                                 --------   --------
  Net cash provided by financing activities         2,151     10,701
                                                 --------   --------

 Effect of exchange rate changes on cash              434       (187)
                                                 --------   --------

 NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                      (2,437)    53,702

 CASH AND CASH EQUIVALENTS, beginning of period    55,696      7,873
                                                 --------   --------
 CASH AND CASH EQUIVALENTS, end of period        $ 53,259   $ 61,575
                                                 ========   ========

CONTACT:  ICU Medical, Inc.
          Scott Lamb, Chief Financial Officer
          (949) 366-2183

          ICR, Inc.
          John Mills, Senior Managing Director
          (310) 954-1100